Exhibit 99.1

FOR IMMEDIATE RELEASE

Sony PICTURES HOME ENTERTAINMENT TO DISTRIBUTE

GENIUS BRANDS INTERNATIONAL KIDS PROPERTIES

SPHE’s Marketing and Distribution Efforts Will Help Drive Genius Brands including

SpacePOP, Baby Genius, Secret Millionaires Club and Stan Lee’s Mighty 7,

Across Multiple Platforms in North America

Culver City & Beverly Hills, CA (February 22, 2016) -- Sony Pictures Home Entertainment (SPHE) and Genius Brands International, Inc. (“GBI”) (OTCQB:GNUS), a global brand management company dedicated to providing “content with a purpose” for toddlers through tweens, have finalized a multi-year agreement in which SPHE will provide marketing and distribution of GBI’s Kid Genius and Baby Genius labels, throughout North America. In addition, the deal allows SPHE and GBI to co-develop, distribute, and globally merchandise future animated or live action properties derived from their respective programming libraries.

“SPHE will work with the GBI team to deliver enriching learning experiences and inspiring entertainment content to families and children across North America,” said Ben Means, SVP, Third Party Strategic Partnerships, SPHE. “This partnership underscores our long term commitment to provide consumers with quality product for children and families.”

“This transformative, long-term commitment between our companies allows Genius Brands International to focus on what we do best--creating, producing, merchandising and acquiring commercial content for both kids and families--and enables us to expand and accelerate our growth and shareholder value,” said Andy Heyward, GBI Chairman and CEO. “SPHE’s substantial, marketing, promotion, and retail and digital distribution resources, will be instrumental in the continued expansion of our brands.”

Among the brands SPHE will distribute are the all-new music and fashion-driven brand for tween girls, SpacePOP debuting in Fall 2016; a new original Baby Genius series to coincide with the brand’s expanded launch in 2016; Warren Buffett’s Secret Millionaires Club, the animated series accessible on-air, online and at retail; and Stan Lee's Mighty 7 (SLAM 7). Additionally, GBI is developing three new properties included in the agreement that will be announced shortly alongside catalog titles.

About GBI Content

SpacePOP is a new music and fashion-driven brand for tween girls. Created and developed by GBI to appeal to tween girls’ (ages 7 – 12) passions for music, fashion, beauty, friendship, space, and adventure. SpacePOP, currently in production with an award-winning team, features 100+ animated shorts to be digitally distributed to align with tweens mobile-driven world, a departure from the traditional broadcast based model. GBI Chairman & CEO, Andy Heyward, an Emmy Award-winning children’s content producer responsible for over 5,000 episodes of children’s entertainment (Inspector Gadget, Strawberry Shortcake, Real Ghostbusters, Captain Planet, Super Mario Bros, Madeline, Alvin and the Chipmunks, Sabrina the Teenage Witch, etc.) spearheads production efforts; Emmy Award-nominated Steve Banks, head writer and story editor of Sponge Bob Square Pants serves as content writer; and Grammy Award-winning producer and veteran A&R executive Ron Fair (Fergie, Mary J. Blige, Black Eyes Peas, Pussycat Dolls, Christina Aguilera and more) and his singer songwriter spouse Stefanie Fair, who was a member of the girl group Wild Orchid with Fergie, will create the original music comprised of remixes and covers of the latest chart-topping hits. GBI is also creating a comprehensive, fashion driven line of consumer products. GBI recently appointed the first licensing partner for SpacePOP, Imprint, a division of Macmillan Children’s Publishing Group, as the global Master Publisher.

Baby Genius: Earning numerous awards from parent groups and organizations, including the Mom’s Choice Award, The National Parenting Center Seal of Approval, Creative Child Preferred Choice Award, iParenting Media Award, Kids First! Quality Children’s Media Endorsement and many others, Baby Genius engages young minds with entertaining characters, music and stories that also serve to develop early learning skills. GBI’s September 2015 re-launch of Baby Genius, exclusively on Amazon.com, was part of a robust expansion of the timeless, award-winning brand, based on an entirely new Baby Genius “Learn & Grow” program that was created to align with a child’s natural development. The new Baby Genius “Learn & Grow” program was developed with Stanford University Professor Emeritus Donald F. Roberts, who provided guidance to the line of new “products with a purpose” and original entertainment. As part of the overall brand re-launch, the beloved Baby Genius characters were newly designed by renowned pop artist Todd Goldman, and for the first time in 10 years, new original songs were created, written and produced by Ron Fair and Stefanie Fair.  Ron Fair’s long track record as a top producer and record executive includes multiple Grammy Award-winning number one records by Christina Aguilera, Mary J. Blige, the Black-Eyed Peas, Fergie, Lady Gaga, The Pussycat Dolls and others.

Secret Millionaire’s Club, created in partnership with and starring an animated Warren Buffett, features a group of kids who have adventures in business. Secret Millionaires Club empowers kids by helping them understand the world they live in, teaching them about the impact their decisions have on their own lives…and teaching them to have the confidence to be the best they can be. The series makes it fun for kids to learn to think like entrepreneurs and features a robust list of guest talent, including Bill Gates, Jay-Z, Shaquille O’Neal, Nick Cannon, Gisele Bündchen and Kelly Rowland. The celebrities play themselves; provide their own voiceovers and lend the lessons of their own life experiences in the context of stories that are relatable and inspirational to kids. The series currently airs in countries all over the world and is available on digital platforms, including the Kid Genius channel on Comcast. The Secret Millionaire’s Club brand a recently released book, How To Start Your Very First Business, from Downtown Books; the successful annual “Grow Your Own Business Challenge” nationwide contest for kids and an in-school program in over 100,000 schools nationwide. In 2016, GBI will further expand the brand with new broadcast, licensing and retail partners.

Stan Lee Comics is a joint venture among GBI and Stan Lee’s POW! Entertainment. The first Stan Lee Comics’ franchise, Stan Lee’s Mighty 7, stars Lee as an animated version of himself, a legendary superhero creator. Three other Stan Lee Comics’ franchises are currently in development with Lee.

About Genius Brands International

Headquartered in Beverly Hills, California, Genius Brands International, Inc. “GBI” (OTCQB: GNUS) is a publicly traded global brand management company that creates and licenses multimedia content for toddlers to tweens. Led by award-winning creators and producers, GBI creates “content and products with a purpose,” providing enrichment as well as entertainment. The Company distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters. GBI’s portfolio includes award-winning Baby Genius, recently re-launched with new entertainment and over 40 new products;adventure comedy Thomas Edison's Secret Lab®, available on Netflix, public broadcast stations and GBI’s Kid Genius channel on Comcast’sXfinity on Demand reaching 21 million households; animated movie Stan Lee’s Mighty 7, the first project from Stan Lee Comics, a joint venture with Stan Lee’s POW! Entertainment and featuring an all-star voice cast led by legendary Stan Lee; and Warren Buffett’s Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company is also producing a new animated preschool series based on Llama Llama, the NY Times bestselling children’s book franchise; and a tween adventure series Space Pop, featuring original music from renowned industry veteran Ron Fair and his singer-songwriter wife Stefanie Fair.

GBI’s wholly owned subsidiary A Squared Entertainment is a brand management and licensing company that represents third-party properties across a broad range of categories in territories around the world. The company currently represents Psycho Bunny, a luxury apparel line, From Frank, a humor greeting card and product line, and Celessence Technologies, the world's leading microencapsulation company.

For additional information please visit www.gnusbrands.com.

About Sony Pictures Home Entertainment

Sony Pictures Home Entertainment (SPHE) is a Sony Pictures Entertainment (SPE) company. Sony Pictures Entertainment (SPE) is a subsidiary of Sony Entertainment Inc., a subsidiary of Tokyo-based Sony Corporation. SPE's global operations encompass motion picture production, acquisition and distribution; television production, acquisition and distribution; television networks; digital content creation and distribution; operation of studio facilities; and development of new entertainment products, services and technologies. For additional information, go to http://www.sonypictures.com.

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACTS:

GBI
Michelle Orsi/Carol Holdsworth

Three.Sixty Marketing & Communications

310-418-6430/805-252-1848

michelle@360-comm.com

carol@360-comm.com

SPHE

Staci Griesbach/James Raimo

Sony Pictures Home Entertainment

310-244-6903/310-244-4648

Staci_Griesbach@spe.sony.com

James_Raimo@spe.sony.com

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